Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors

Visa Europe Limited:

We consent to the reference to our firm under the heading “Experts” in the prospectus dated December 9, 2015, related to the registration statement No. 333-205813 on Form S-3 of Visa Inc.

/s/ KPMG LLP

London, United Kingdom

December 9, 2015